UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 4, 2021 (March 4, 2021)

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation or Organization	I.R.S. Employer Identification No.
001-38646	Dow Inc.	Delaware	30-1128146
2211 H.H. Dow Way, Midland, MI 48674
(989) 636-1000
001-03433	The Dow Chemical Company	Delaware	38-1285128
2211 H.H. Dow Way, Midland, MI 48674
(989) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Dow Inc.	Common Stock, par value $0.01 per share	DOW	New York Stock Exchange
The Dow Chemical Company	0.500% Notes due March 15, 2027	DOW/27	New York Stock Exchange
The Dow Chemical Company	1.125% Notes due March 15, 2032	DOW/32	New York Stock Exchange
The Dow Chemical Company	1.875% Notes due March 15, 2040	DOW/40	New York Stock Exchange
The Dow Chemical Company	4.625% Notes due October 1, 2044	DOW/44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 4, 2021, The Dow Chemical Company (together with certain consolidated subsidiaries, "TDCC” and together with Dow Inc., "Dow" or the "Company") announced to its employees changes to the design of TDCC's U.S. tax-qualified and non-qualified retirement programs. These changes will impact TDCC U.S. eligible employees, including several of Dow's named executive officers ("NEOs"). NEOs are impacted on the same basis as all other eligible employees and officers with the same years of credited service.

First, TDCC's U.S. tax-qualified and non-qualified defined benefit plans, including the Dow Employees’ Pension Plan (“DEPP”) and the Executives’ Supplemental Retirement Plan - Supplemental Benefits (“ESRP”) will be amended to freeze benefit accruals, effective December 31, 2023 (“Effective Date”). Several of the Company's NEOs participate in the DEPP and the ESRP. Although the DEPP and the ESRP will be frozen to new accruals as of the Effective Date, all plan participants of the DEPP and ESRP, including several NEOs, will retain all benefits accrued up to that date, based on their credited service and pensionable compensation as of the Effective Date.

Second, TDCC's contributions will be modified for all eligible U.S. employees, including several NEOs, who participate in TDCC's tax-qualified and non-qualified defined contribution plans, beginning January 1, 2022. Matching contributions will be harmonized across TDCC's U.S. eligible employee population under The Dow Chemical Company Employees’ Savings Plan, a tax-qualified 401(k) plan, and The Dow Chemical Company Elective Deferral Plan Post 2004, a non-qualified deferred compensation plan (collectively, the “Savings Plans”). The new matching contribution, beginning January 1, 2022, will allow all eligible U.S. employees to receive matching contributions of up to 5 percent of their eligible compensation. In addition, beginning on January 1, 2024, all eligible U.S. employees will receive an automatic non-elective contribution to the Savings Plans of 4 percent of their eligible compensation.

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure.

On March 4, 2021, TDCC announced to its employees changes to the design of TDCC's tax-qualified and non-qualified defined benefits programs, including the DEPP, the Union Carbide Employees’ Pension Plan (“UCEPP”), the ESRP, and other legacy non-qualified pension plans (collectively, the “U.S. Plans”). The U.S. Plans will be amended to freeze the pensionable compensation and credited service amounts used to calculate pension benefits for active employees who are active participants on the Effective Date. As a result, as of the Effective Date and subject to any bargaining obligations required by law, active employees who participate in the U.S. Plans will not accrue additional benefits for future service and compensation under the U.S. Plans and will begin to receive automatic contributions to the Savings Plans equivalent to 4 percent of their eligible compensation, starting on January 1, 2024. In addition, no individuals who are hired by TDCC on or after the Effective Date will be eligible to become participants in the U.S. Plans or to accrue any benefits thereunder. There are approximately 95,000 participants in the U.S. Plans, of which approximately 14,400 are active employees impacted by changes to the pension benefit. Retirees already collecting benefits and former employees with a vested benefit will not be affected by these changes. Current and former employees will also maintain benefits already earned in the U.S. Plans and additional benefits earned through the Effective Date.

Separately, the Company expects to make a voluntary contribution of approximately $1 billion to certain U.S. Plans in the first quarter of 2021.

The Company estimates, based on current market conditions, that the impact of the voluntary contribution and freezing of the U.S. Plans' pension benefit accruals will reduce the U.S. Plans' projected benefit obligation by $350 million to $375 million and improve the funded status of the U.S. Plans by approximately $1.35 billion. This change will result in a pretax curtailment gain of approximately $20 million, to be recorded in the first quarter of 2021. These estimates are subject to change as TDCC completes the remeasurement of the impacted plans during the first quarter of 2021. As a result of the remeasurement and inclusive of the voluntary contribution, the annual benefit cost component of the U.S. Plans is expected to decrease by $140 million to $160 million in 2021, exclusive of the curtailment gain. Beginning in 2022, the annual benefit cost reduction will be partially offset by an increase in expense related to changes to the Savings Plans.

Cautionary Statement about Forward-Looking Statements
Certain statements in this report are “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” "target," “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases.

Forward-looking statements are based on current assumptions and expectations of future events that are subject to risks, uncertainties and other factors that are beyond Dow’s control, which may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements and speak only as of the date the statements were made. These factors include, but are not limited to: sales of Dow’s products; Dow’s expenses, future revenues and profitability; the continuing global and regional economic impacts of the coronavirus disease 2019 (“COVID-19”) pandemic and other public health-related risks and events on Dow’s business; capital requirements and need for and availability of financing; size of the markets for Dow’s products and services and ability to compete in such markets; failure to develop and market new products and optimally manage product life cycles; the rate and degree of market acceptance of Dow’s products; significant litigation and environmental matters and related contingencies and unexpected expenses; the success of competing technologies that are or may become available; the ability to protect Dow’s intellectual property in the United States and abroad; developments related to contemplated restructuring activities and proposed divestitures or acquisitions such as workforce reduction, manufacturing facility and/or asset closure and related exit and disposal activities, and the benefits and costs associated with each of the foregoing; fluctuations in energy and raw material prices; management of process safety and product stewardship; changes in relationships with Dow’s significant customers and suppliers; changes in consumer preferences and demand; changes in laws and regulations, political conditions or industry development; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war; weather events and natural disasters; and disruptions in Dow’s information technology networks and systems.

Risks related to Dow's separation from DowDuPont include, but are not limited to: (i) Dow's inability to achieve some or all of the benefits that it expects to receive from the separation from DowDuPont; (ii) certain tax risks associated with the separation; (iii) the failure of Dow's pro forma financial information to be a reliable indicator of Dow's future results; (iv) non-compete restrictions under the separation agreement; (v) receipt of less favorable terms in the commercial agreements Dow entered into with DuPont and Corteva, Inc. (“Corteva”), including restrictions under intellectual property cross-license agreements, than Dow would have received from an unaffiliated third party; and (vi) Dow's obligation to indemnify DuPont and/or Corteva for certain liabilities.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the section titled "Risk Factors" contained in the Company's Annual Report on Form 10‑K for the year ended December 31, 2020. These are not the only risks and uncertainties that Dow faces. There may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business. If any of those risks or uncertainties develops into an actual event, it could have a material adverse effect on Dow’s business. Dow Inc. and TDCC assume no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW INC.
THE DOW CHEMICAL COMPANY
Date: March 4, 2021

/s/ RONALD C. EDMONDS
Ronald C. Edmonds
Controller and Vice President of
Controllers and Tax

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